                                                                    Exhibit 99.1

PNC BANK CORP.
Public Relations
One PNC Plaza                                                    [PNC BANK LOGO]
249 Fifth Avenue
Pittsburgh, PA 15222-2707
412 762-8221

News Release

CONTACTS:

MEDIA:
------
R. Jeep Bryant
(412) 762-4550
public.relations@pncbank.com

INVESTORS:
----------
William H. Callihan
(412) 762-8257
invrela@pncmail.com


                             PNC BANK CORP. REPORTS
                       HIGHER THIRD QUARTER 1999 EARNINGS

         PITTSBURGH, October 20, 1999 - PNC Bank Corp. ("PNC Bank" - NYSE: PNC) today reported third quarter 1999 earnings of $320 million or $1.06 per diluted share. Excluding $27 million of pretax gains from the sale of branches, earnings for the quarter were $303 million or $1.00 per diluted share and, on that basis, return on average common shareholders' equity was 21.81% and return on average assets was 1.63%. Earnings for the third quarter of 1998 were $281 million or $0.91 per diluted share.
         "We continue to deliver strong financial performance driven by a mix of businesses that we believe can deliver long-term value for our shareholders," said Thomas H. O'Brien, chairman and chief executive officer of PNC Bank Corp. "We are especially pleased with the continued growth at BlackRock, PFPC Worldwide, PNC Advisors, PNC Mortgage and treasury management services, which has increased our noninterest income to 51% of total revenue."

THIRD QUARTER 1999 HIGHLIGHTS

         o Diluted earnings per share excluding the branch gains increased 10% compared with the prior-year quarter.

         o Noninterest income to total revenue excluding the effect of the branch gains was 51% driven by double-digit growth in revenue at BlackRock, PFPC Worldwide, PNC Advisors, PNC Mortgage and treasury management services.

         o The quarterly dividend payable on October 24, 1999 was increased 10% to $.45 per common share.

                                     -more-

PNC Bank Corp. Reports Third Quarter 1999 Earnings -- Page 2

         o PNC Bank announced a definitive agreement to purchase First Data Investor Services Group ("ISG"). The combination of ISG with PFPC Worldwide, PNC Bank's investment servicing subsidiary, will make PFPC Worldwide one of the nation's leading full-service processors for investment products. This transaction is expected to close in the fourth quarter of 1999, subject to regulatory approvals and customary conditions to closing.

         o BlackRock, PNC Bank's investment management subsidiary, issued 9 million shares of class A common stock at $14.00 per share in an initial public offering on October 1, 1999. PNC Bank will continue to own approximately 70% of BlackRock's stock and expects to record an after-tax gain in the fourth quarter of 1999 of $60 to $70 million depending on whether the underwriters exercise their option to purchase additional shares to cover over-allotments.


INCOME STATEMENT REVIEW

         Taxable-equivalent net interest income was $599 million in the third quarter of 1999, a $54 million decrease compared with the prior-year quarter. The net interest margin was 3.59% for the third quarter of 1999 compared with 3.81% in the third quarter of 1998. These declines were primarily due to the sale of the credit card business in the first quarter of 1999. Excluding the credit card business, net interest income increased $29 million or 5% and the net interest margin widened six basis points compared with the third quarter of 1998.
         The provision for credit losses was $30 million in the third quarter of 1999 and net charge-offs were $29 million.
         Noninterest income was $651 million in the third quarter of 1999 a 23% increase compared with the third quarter of 1998 and included $27 million of gains from the sale of branches. Excluding the branch gains, noninterest income increased 18% compared with the prior-year quarter driven by growth in fee-based revenue.
         Asset management fees grew 22% compared with the prior-year quarter primarily reflecting new business. Assets under management increased to approximately $193 billion at September 30, 1999 compared with $152 billion at September 30, 1998. Mutual fund servicing fees grew 17% compared with the third quarter of 1998 due to an increase in assets serviced. At September 30, 1999, PFPC Worldwide provided custody and accounting/administration services for $353 billion and $246 billion of mutual fund assets, respectively. The comparable amounts were $287 billion and $228 billion, respectively, a year ago.

                                     -more-

PNC Bank Corp. Reports Third Quarter 1999 Earnings -- Page 3

         Consumer services revenue of $105 million for the third quarter of 1999 increased 7% compared with the third quarter of 1998 primarily due to an increase in brokerage fees associated with the Hilliard Lyons acquisition that was substantially offset by lower credit card fees. Corporate services revenue increased $30 million compared with the prior-year quarter due to higher commercial mortgage banking, capital markets and treasury management fees.
         Net residential mortgage banking revenue grew $28 million or 60% compared with the prior-year quarter primarily due to growth in the servicing portfolio. At September 30, 1999, approximately $73 billion of residential mortgages were serviced compared with $60 billion a year ago. Residential mortgage originations, including both retail and correspondent activity, totaled $4 billion for the third quarter of 1999 compared with $7 billion in the prior-year period.
         Other noninterest income increased $16 million compared with the third quarter of 1998 due to various operating items.
         Noninterest expense of $724 million for the third quarter of 1999 increased 4% compared with the third quarter of 1998 primarily to support growth in fee-based businesses. The efficiency ratio of 53.3% remained consistent in the third quarter of 1999 compared with the prior-year quarter reflecting the continued focus on improving returns in traditional businesses.

BALANCE SHEET REVIEW

         Total assets were $73.0 billion at September 30, 1999 compared with $76.2 billion at September 30, 1998. Average earning assets decreased $2.0 billion to $66.0 billion for the third quarter of 1999 compared with the prior-year quarter of $68.0 billion. The decrease was primarily due to a $4.2 billion decrease in average loans in the period-to-period comparison that resulted from the sale of the credit card business and the decision to exit certain institutional lending businesses. Loans represented 78% of average earning assets in the third quarter of 1999 compared with 82% a year ago. Partially offsetting the decrease in average loans was a $1.7 billion increase in average securities available for sale that was attributable to securities held to hedge residential mortgage servicing rights. Average securities available for sale represented 13% and 10% of average earning assets in the third quarter of 1999 and 1998, respectively.

                                     -more-

PNC Bank Corp. Reports Third Quarter 1999 Earnings -- Page 4

         Average deposits were $44.9 billion and represented 61% of total sources of funds for the third quarter of 1999 compared with $44.5 billion and 59%, respectively, in the third quarter of 1998. The increase in average deposits was primarily in consumer deposits. Average borrowed funds decreased $2.4 billion to $20.2 billion compared with the third quarter of 1998.
         Shareholders' equity totaled $5.9 billion at September 30, 1999. The leverage ratio was 7.76% and Tier I and total risk-based capital ratios are estimated to be 8.4% and 11.8%, respectively.
         Overall asset quality characteristics remained relatively stable during the third quarter of 1999. The ratio of nonperforming assets to total loans, loans held for sale and foreclosed assets was 0.65% at September 30, 1999 compared with 0.59% and 0.54% at June 30, 1999 and September 30, 1998, respectively. Nonperforming assets were $361 million at September 30, 1999 compared with $333 million and $329 million at June 30, 1999 and September 30, 1998, respectively.
         The allowance for credit losses was $674 million and represented 1.31% of period-end loans and 215% of nonaccrual loans at September 30, 1999. The comparable amounts were 1.29% and 224% at June 30, 1999 and 1.44% and 289% at September 30, 1998, respectively. Net charge-offs were $29 million or 0.22% of average loans in the third quarter of 1999 compared with $24 million or 0.18% in the second quarter of 1999 and $88 million or 0.62% a year ago.


YEAR TO DATE RESULTS

         Earnings were $960 million or $3.14 per diluted share for the nine months ended September 30, 1999. Results for the first nine months of 1999 included $331 million of pretax gains on the sales of PNC Bank's credit card business, an equity interest in Electronic Payment Services, Inc. and Concord EFS Inc. stock. The first nine months of 1999 also included $142 million of valuation adjustments associated with exiting certain institutional lending businesses, $98 million of costs related to efficiency initiatives and a $30 million contribution to the PNC Bank Foundation. Excluding these items and the branch gains recorded in the third quarter of 1999, year-to-date core earnings were $895 million or $2.92 per diluted share and, on that basis, return on average common shareholders' equity was 21.24% and return on average assets was 1.59%. Earnings for the nine months ended September 30, 1998 were $830 million or $2.68 per diluted share.

                                     -more-

PNC Bank Corp. Reports Third Quarter 1999 Earnings -- Page 5

         PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include PNC Regional Bank, PNC Advisors, BlackRock, PFPC Worldwide, PNC Institutional Bank, PNC Secured Finance and PNC Mortgage.

             Visit PNC Bank on the World Wide Web at www.pncbank.com

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to financial performance and other financial and business matters. Forward-looking statements are typically identified by words such as "believe" or "expect", or future or conditional verbs such as "will" or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and PNC Bank assumes no duty to update these forward-looking statements. The following factors, among others, could cause actual results to differ materially from forward-looking statements: increased credit risk: the introduction, withdrawal, success and timing of business initiatives and strategies; the ability to realize cost savings or revenues and implement integration plans associated with acquisitions and divestitures; changes in economic conditions, interest rates, and financial and capital markets; inflation; customer borrowing, repayment, investment, and deposit practices; customer acceptance of PNC Bank products and services; the inability of PNC Bank or others to remediate year 2000 concerns; and the impact, extent, and timing of technological changes, capital management activities, actions of the Federal Reserve Board, and legislative and regulatory actions and reforms. Our SEC reports, accessible on our website, identify additional factors that can affect forward-looking statements.

                           [TABULAR MATERIAL FOLLOWS]

                                     -more-

PNC BANK CORP.
Consolidated Financial Highlights                                         Page 6


                                                               Three months ended September 30      Nine months ended September 30
                                                              ---------------------------------    --------------------------------
Dollars in millions, except per share data                           1999           1998                 1999           1998
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Revenue
   Net interest income (taxable-equivalent basis)                     $599           $653               $1,875         $1,934
   Noninterest income                                                  651            529                2,046          1,604
   Total revenue                                                     1,250          1,182                3,921          3,538
Net income                                                             320            281                  960            830
Per common share
   Basic earnings                                                     1.07            .92                 3.17           2.71
   Diluted earnings                                                   1.06            .91                 3.14           2.68
   Cash dividends declared                                             .41            .39                 1.23           1.17
-----------------------------------------------------------------------------------------------------------------------------------

SELECTED RATIOS
Return on
   Average common shareholders' equity                               23.07%         20.52%               22.81%         21.00%
   Average assets                                                     1.72           1.48                 1.71           1.51
Net interest margin                                                   3.59           3.81                 3.70           3.86
Noninterest income to total revenue                                  52.08          44.75                52.18          45.34
Efficiency *                                                         53.34          53.28                53.78          55.50

* Excluding amortization, distributions on capital securities and residential mortgage banking hedging activities
===================================================================================================================================



                                                               September 30   June 30     March 31  December 31  September 30
                                                                   1999         1999        1999        1998         1998
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Assets                                                            $73,003     $75,558     $74,868     $77,207      $76,238
Earning assets                                                     64,782      66,889      66,710      69,027       68,638
Loans, net of unearned income                                      51,398      52,075      52,800      57,650       56,752
Securities available for sale                                       8,096       8,856       9,170       7,074        7,152
Deposits                                                           45,146      47,685      45,799      47,496       46,875
Borrowed funds                                                     18,898      18,464      19,935      20,946       19,972
Shareholders' equity                                                5,871       5,755       5,931       6,043        5,793
Common shareholders' equity                                         5,558       5,442       5,617       5,729        5,479
Book value per common share                                         18.90       18.40       18.78       18.86        18.21

CAPITAL RATIOS
Leverage                                                             7.76%       7.47%       7.28%       7.28%        7.18%
Common shareholders' equity to total assets                          7.61        7.20        7.50        7.42         7.19

ASSET QUALITY RATIOS
Nonperforming assets to total loans, loans held for sale and
   foreclosed assets                                                  .65%       .59%         .58%        .55%         .54%
Allowance for credit losses to total loans                           1.31       1.29         1.27        1.31         1.44
Allowance for credit losses to nonaccrual loans                    214.65     224.33       230.93      255.25       289.36
Net charge-offs to average loans                                      .22        .18          .56        1.24          .62
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Consolidated Statement of Income                                          Page 7


                                                                 Three months ended September 30    Nine months ended September 30
                                                                ---------------------------------  --------------------------------
In millions, except per share data                                     1999           1998                1999           1998
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                 $985         $1,166              $3,086         $3,424
Securities available for sale                                            127            103                 363            324
Other                                                                    100             85                 257            211
-----------------------------------------------------------------------------------------------------------------------------------
   Total interest income                                               1,212          1,354               3,706          3,959
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                                 340            371               1,024          1,095
Borrowed funds                                                           278            337                 823            950
-----------------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                618            708               1,847          2,045
-----------------------------------------------------------------------------------------------------------------------------------
   Net interest income                                                   594            646               1,859          1,914
Provision for credit losses                                               30             45                 133            110
-----------------------------------------------------------------------------------------------------------------------------------
   Net interest income less provision for credit losses                  564            601               1,726          1,804
-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                         175            143                 505            421
Mutual fund servicing                                                     55             47                 159            134
Service charges on deposits                                               53             53                 154            151
Consumer services                                                        105             98                 340            273
Corporate services                                                        84             54                 112            167
Net residential mortgage banking                                          75             47                 205            155
Net securities gains                                                       2              1                  44             14
Other                                                                    102             86                 527            289
-----------------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                              651            529               2,046          1,604
-----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Staff expense                                                            362            335               1,138          1,023
Net occupancy and equipment                                              103            101                 381            301
Amortization                                                              21             28                  70             81
Marketing                                                                 18             14                  50             78
Distributions on capital securities                                       16             16                  48             43
Other                                                                    204            202                 627            617
-----------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                             724            696               2,314          2,143
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                               491            434               1,458          1,265
Income taxes                                                             171            153                 498            435
-----------------------------------------------------------------------------------------------------------------------------------
   Net income                                                           $320           $281                $960           $830
-----------------------------------------------------------------------------------------------------------------------------------

Net income applicable to diluted earnings                               $315           $276                $946           $817

EARNINGS PER COMMON SHARE
Basic                                                                  $1.07           $.92               $3.17          $2.71
Diluted                                                                 1.06            .91                3.14           2.68

CASH DIVIDENDS DECLARED PER COMMON SHARE                                 .41            .39                1.23           1.17

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                  294.5          300.6               298.0          300.5
Diluted                                                                297.6          304.2               301.3          305.3
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Details of Net Interest Income                                            Page 8


NET INTEREST INCOME                                           Three months ended September 30       Nine months ended September 30
Taxable-equivalent basis                                     ---------------------------------     --------------------------------
In millions                                                           1999           1998                  1999            1998
-----------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                              $989         $1,172                 $3,098          $3,440
   Securities available for sale                                       128            104                    366             327
   Other                                                               100             85                    258             212
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                          1,217          1,361                  3,722           3,979
Interest expense
   Deposits                                                            340            371                  1,024           1,095
   Borrowed funds                                                      278            337                    823             950
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                           618            708                  1,847           2,045
-----------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                             $599           $653                 $1,875          $1,934
===================================================================================================================================



Taxable-equivalent basis                             September 30     June 30        March 31      December 31     September 30
Three months ended - in millions                         1999          1999            1999            1998            1998
-----------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                 $989           $992         $1,117          $1,171          $1,172
   Securities available for sale                          128            131            107             102             104
   Other                                                  100             86             72              87              85
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest income                             1,217          1,209          1,296           1,360           1,361
Interest expense
   Deposits                                               340            333            351             376             371
   Borrowed funds                                         278            264            281             319             337
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                              618            597            632             695             708
-----------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                $599           $612           $664            $665            $653
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Details of Net Interest Margin                                            Page 9


NET INTEREST MARGIN

                                                              Three months ended September 30       Nine months ended September 30
                                                             ---------------------------------     --------------------------------
Taxable-equivalent basis                                             1999            1998                1999           1998
-----------------------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                          7.55%           8.28%               7.67%          8.29%
      Securities available for sale                                  5.79            5.85                5.64           5.91
      Other                                                          7.26            6.87                6.93           6.86
         Total yield on earning assets                               7.29            7.92                7.35           7.94
   Rate on interest-bearing liabilities
      Deposits                                                       3.69            4.17                3.71           4.17
      Borrowed funds                                                 5.40            5.83                5.23           5.83
         Total rate on interest-bearing liabilities                  4.30            4.82                4.25           4.80
-----------------------------------------------------------------------------------------------------------------------------------
         Interest rate spread                                        2.99            3.10                3.10           3.14
   Impact of noninterest-bearing sources                              .60             .71                 .60            .72
-----------------------------------------------------------------------------------------------------------------------------------
        Net interest margin                                          3.59%           3.81%               3.70%          3.86%
===================================================================================================================================




Taxable-equivalent basis                                September 30    June 30         March 31      December 31     September 30
Three months ended                                          1999          1999            1999            1998           1998
-----------------------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                 7.55%         7.53%           7.91%           8.06%          8.28%
      Securities available for sale                         5.79          5.56            5.55            5.58           5.85
      Other                                                 7.26          6.90            6.57            6.70           6.87
         Total yield on earning assets                      7.29          7.20            7.56            7.70           7.92
   Rate on interest-bearing liabilities
      Deposits                                              3.69          3.63            3.80            4.03           4.17
      Borrowed funds                                        5.40          5.08            5.21            5.51           5.83
         Total rate on interest-bearing liabilities         4.30          4.15            4.31            4.59           4.82
-----------------------------------------------------------------------------------------------------------------------------------
         Interest rate spread                               2.99          3.05            3.25            3.11           3.10
   Impact of noninterest-bearing sources                     .60           .59             .61             .66            .71
-----------------------------------------------------------------------------------------------------------------------------------
        Net interest margin                                 3.59%         3.64%           3.86%           3.77%          3.81%
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Details Of Noninterest Income                                            Page 10

DETAILS OF NONINTEREST INCOME


                                                           Three months ended September 30         Nine months ended September 30
                                                           --------------------------------        -------------------------------
In millions                                                        1999          1998                     1999           1998
----------------------------------------------------------------------------------------------------------------------------------
Asset management                                                   $175          $143                     $505           $421
Mutual fund servicing                                                55            47                      159            134
Service charges on deposits                                          53            53                      154            151
Consumer services
   Credit card                                                        3            35                       32             93
   Brokerage                                                         47            16                      138             48
   Insurance                                                         13            12                       49             33
   Other                                                             42            35                      121             99
----------------------------------------------------------------------------------------------------------------------------------
      Total consumer services                                       105            98                      340            273
Corporate services
   Capital markets                                                   22            13                       60             36
   Net commercial mortgage banking                                   12            (4)                      45              4
   Other                                                             50            45                        7            127
----------------------------------------------------------------------------------------------------------------------------------
      Total corporate services                                       84            54                      112            167
 Net residential mortgage banking
   Mortgage servicing                                                77            44                      207            113
   Origination and securitization                                    31            42                      145            134
   MSR amortization                                                  41          (143)                      25           (214)
   Hedging activities                                               (74)          104                     (172)           122
----------------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking                         75            47                      205            155
Net securities gains                                                  2             1                       44             14
Other                                                               102            86                      527            289
----------------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                        $651          $529                   $2,046         $1,604
==================================================================================================================================



                                                            September 30      June 30       March 31      December 31   September 30
Three months ended - in millions                                 1999           1999          1999           1998           1998
------------------------------------------------------------------------------------------------------------------------------------
Asset management                                                 $175          $169          $161           $205           $143
Mutual fund servicing                                              55            53            51             48             47
Service charges on deposits                                        53            51            50             52             53
Consumer services
   Credit card                                                      3             2            27             36             35
   Brokerage                                                       47            45            46             27             16
   Insurance                                                       13            17            19             16             12
   Other                                                           42            41            38             38             35
------------------------------------------------------------------------------------------------------------------------------------
      Total consumer services                                     105           105           130            117             98
Corporate services
   Capital markets                                                 22            19            19             16             13
   Net commercial mortgage banking                                 12            23            10             22             (4)
   Other                                                           50            46           (89)            40             45
------------------------------------------------------------------------------------------------------------------------------------
      Total corporate services                                     84            88           (60)            78             54
 Net residential mortgage banking
   Mortgage servicing                                              77            70            60             54             44
   Origination and securitization                                  31            56            58             56             42
   MSR amortization                                                41            (4)          (12)           (95)          (143)
   Hedging activities                                             (74)          (52)          (46)            42            104
------------------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking                       75            70            60             57             47
Net securities gains                                                2            42                            2              1
Other                                                             102            86           339            139             86
------------------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                      $651          $664          $731           $698           $529
====================================================================================================================================

                                     -more-

PNC BANK CORP.
Details of Noninterest Expense                                           Page 11



DETAILS OF NONINTEREST EXPENSE

                                                                Three months ended September 30     Nine months ended September 30
                                                               ---------------------------------   --------------------------------
 In millions                                                          1999           1998                  1999            1998
-----------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                      $317           $291                  $987            $867
   Employee benefits                                                   45             44                   151             156
-----------------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                             362            335                 1,138           1,023
Net occupancy and equipment
   Net occupancy                                                       52             49                   191             152
   Equipment                                                           51             52                   190             149
-----------------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                               103            101                   381             301
Amortization
   Goodwill                                                            19             18                    58              49
   Other                                                                2             10                    12              32
-----------------------------------------------------------------------------------------------------------------------------------
      Total amortization                                               21             28                    70              81
Marketing                                                              18             14                    50              78
Distributions on capital securities                                    16             16                    48              43
Other                                                                 204            202                   627             617
-----------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                         $724           $696                $2,314          $2,143
===================================================================================================================================


                                                           September 30       June 30      March 31     December 31    September 30
Three months ended - in millions                               1999            1999          1999          1998            1998
-----------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                 $317          $319           $351          $353            $291
   Employee benefits                                              45            45             61            40              44
-----------------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                        362           364            412           393             335
Net occupancy and equipment
   Net occupancy                                                  52            52             87            52              49
   Equipment                                                      51            51             88            56              52
-----------------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                          103           103            175           108             101
Amortization
   Goodwill                                                       19            20             19            19              18
   Other                                                           2             1              9            11              10
-----------------------------------------------------------------------------------------------------------------------------------
      Total amortization                                          21            21             28            30              28
Marketing                                                         18            17             15            18              14
Distributions on capital securities                               16            16             16            17              16
Other                                                            204           246            177           231             202
-----------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                    $724          $767           $823          $797            $696
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Consolidated Balance Sheet                                               Page 12

                                                                                 September 30    December 31    September 30
In millions, except par value                                                        1999            1998           1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                            $2,194           $2,534        $1,982
Short-term investments                                                              1,102            1,014           832
Loans held for sale                                                                 4,117            3,226         3,833
Securities available for sale                                                       8,096            7,074         7,152
Loans, net of unearned income of $601, $554 and $445                               51,398           57,650        56,752
   Allowance for credit losses                                                       (674)            (753)         (816)
-----------------------------------------------------------------------------------------------------------------------------------
   Net loans                                                                       50,724           56,897        55,936
Goodwill and other amortizable assets                                               2,943            2,548         2,302
Other                                                                               3,827            3,914         4,201
-----------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                                   $73,003          $77,207       $76,238
===================================================================================================================================

LIABILITIES
Deposits
   Noninterest-bearing                                                             $8,660           $9,943        $9,136
   Interest-bearing                                                                36,486           37,553        37,739
-----------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                               45,146           47,496        46,875
Borrowed funds
   Federal funds purchased                                                            472              390           771
   Repurchase agreements                                                              857            1,669         1,041
   Bank notes and senior debt                                                       7,379           10,384        10,558
   Other borrowed funds                                                             7,563            6,722         5,759
   Subordinated debt                                                                2,627            1,781         1,843
-----------------------------------------------------------------------------------------------------------------------------------
      Total borrowed funds                                                         18,898           20,946        19,972
Other                                                                               2,240            1,874         2,750
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                               66,284           70,316        69,597
-----------------------------------------------------------------------------------------------------------------------------------

Mandatorily redeemable capital securities of subsidiary trusts                        848              848           848

SHAREHOLDERS' EQUITY
Preferred stock                                                                         7                7             7
Common stock - $5 par value
   Authorized 450 shares
   Issued 353 shares                                                                1,764            1,764         1,764
Capital surplus                                                                     1,270            1,250         1,178
Retained earnings                                                                   5,839            5,262         5,105
Deferred benefit expense                                                              (33)             (36)          (54)
Accumulated other comprehensive loss                                                 (236)             (43)           17
Common stock held in treasury at cost: 59, 49 and 52 shares                        (2,740)          (2,161)       (2,224)
-----------------------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                       5,871            6,043         5,793
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities, capital securities and shareholders' equity                 $73,003          $77,207       $76,238
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Consolidated Average Balance Sheet Data                                  Page 13

                                                                  Three months ended September 30    Nine months ended September 30
                                                                  -------------------------------    ------------------------------
In millions                                                             1999           1998                 1999           1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                        $8,803         $7,073             $8,669         $7,391
   Loans, net of unearned income
      Consumer (excluding credit card)                                  10,171         11,038             10,615         11,073
      Credit card                                                                       4,029                899          3,942
      Residential mortgage                                              12,451         12,455             12,378         12,598
      Commercial                                                        22,631         23,359             23,343         22,159
      Commercial real estate                                             3,389          2,850              3,394          3,224
      Other                                                              3,104          2,207              2,993          2,133
-----------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                               51,746         55,938             53,622         55,129
   Loans held for sale                                                   4,385          3,850              3,838          3,059
   Other                                                                 1,102          1,097              1,112          1,042
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                                     66,036         67,958             67,241         66,621
Noninterest-earning assets                                               7,727          7,332              8,007          7,078
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                     $73,763        $75,290            $75,248        $73,699
===================================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                            $36,581        $35,353            $36,913        $35,086
   Borrowed funds                                                       20,242         22,642             20,785         21,501
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                                56,823         57,995             57,698         56,587
Noninterest-bearing deposits                                             8,318          9,169              8,676          9,353
Other                                                                    2,042          1,632              2,167          1,518
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                 67,183         68,796             68,541         67,458

Mandatorily redeemable capital securities of subsidiary trusts             848            848                848            733

SHAREHOLDERS' EQUITY                                                     5,732          5,646              5,859          5,508
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and shareholders' equity   $73,763        $75,290            $75,248        $73,699
===================================================================================================================================
COMMON SHAREHOLDERS' EQUITY                                             $5,419         $5,332             $5,545         $5,193
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Consolidated Balance Sheet Data                                        Page 14

AVERAGE BALANCES
                                                               September 30    June 30      March 31    December 31   September 30
Three months ended - in millions                                   1999         1999          1999          1998          1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                  $8,803        $9,437        $7,755       $7,323        $7,073
   Loans, net of unearned income
      Consumer (excluding credit card)                            10,171        10,729        10,955       11,075        11,038
      Credit card                                                                              2,724        3,570         4,029
      Residential mortgage                                        12,451        12,496        12,184       12,193        12,455
      Commercial                                                  22,631        22,846        24,574       24,593        23,359
      Commercial real estate                                       3,389         3,396         3,398        3,442         2,850
      Other                                                        3,104         3,012         2,860        2,493         2,207
-----------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                         51,746        52,479        56,695       57,366        55,938
   Loans held for sale                                             4,385         3,727         3,383        4,295         3,850
   Other                                                           1,102         1,236         1,005          881         1,097
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                               66,036        66,879        68,838       69,865        67,958
Noninterest-earning assets                                         7,727         8,181         8,120        7,512         7,332
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                               $73,763       $75,060       $76,958      $77,377       $75,290
===================================================================================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                      $36,581       $36,786       $37,381      $37,048       $35,353
   Borrowed funds                                                 20,242        20,544        21,584       22,723        22,642
-----------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                          56,823        57,330        58,965       59,771        57,995
Noninterest-bearing deposits                                       8,318         8,684         9,035        9,202         9,169
Other                                                              2,042         2,325         2,135        1,756         1,632
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                           67,183        68,339        70,135       70,729        68,796

Mandatorily redeemable capital securities of subsidiary trusts       848           848           848          848           848

SHAREHOLDERS' EQUITY                                               5,732         5,873         5,975        5,800         5,646
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and shareholders'
        equity                                                   $73,763       $75,060       $76,958      $77,377       $75,290
===================================================================================================================================
COMMON SHAREHOLDERS' EQUITY                                       $5,419        $5,559        $5,661       $5,486        $5,332
===================================================================================================================================


LOAN PORTFOLIO
                                                               September 30    June 30      March 31    December 31   September 30
Period ended - in millions                                         1999          1999          1999         1998          1998
-----------------------------------------------------------------------------------------------------------------------------------
Consumer (excluding credit card)                                  $9,522       $10,206       $10,893      $10,980       $11,120
Credit card                                                                                                 2,958         3,874
Residential mortgage                                              12,567        12,657        12,579       12,265        12,388
Commercial                                                        22,659        22,731        23,082       25,182        24,239
Commercial real estate                                             3,369         3,468         3,417        3,449         2,838
Other                                                              3,882         3,541         3,360        3,370         2,738
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans                                                    51,999        52,603        53,331       58,204        57,197
   Unearned income                                                  (601)         (528)         (531)        (554)         (445)
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans, net of unearned income                           $51,398       $52,075       $52,800      $57,650       $56,752
===================================================================================================================================

                                     -more-

PNC BANK CORP.
Asset Quality Data                                                       Page 15

ALLOWANCE FOR CREDIT LOSSES
                                                                September 30    June 30       March 31    December 31   September 30
Three months ended - in millions                                    1999          1999          1999          1998          1998
------------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                                   $673          $672          $753          $816          $859
Charge-offs
   Consumer (excluding credit card)                                  (15)          (16)          (18)          (21)          (19)
   Credit card                                                                                   (60)          (77)          (73)
   Residential mortgage                                               (1)           (2)           (4)           (1)           (1)
   Commercial                                                        (18)          (18)          (12)         (101)           (8)
   Commercial real estate                                             (3)                         (1)           (1)           (4)
   Other                                                              (2)           (1)           (2)           (2)           (2)
------------------------------------------------------------------------------------------------------------------------------------
      Total charge-offs                                              (39)          (37)          (97)         (203)         (107)
Recoveries
   Consumer (excluding credit card)                                    6             7             7             8             8
   Credit card                                                                                     2             5             4
   Residential mortgage                                                                            1
   Commercial                                                          4             6             7             8             6
   Commercial real estate                                                                          1             1             1
   Other                                                                                           1             1
------------------------------------------------------------------------------------------------------------------------------------
      Total recoveries                                                10            13            19            23            19
Net charge-offs
   Consumer (excluding credit card)                                   (9)           (9)          (11)          (13)          (11)
   Credit card                                                                                   (58)          (72)          (69)
   Residential mortgage                                               (1)           (2)           (3)           (1)           (1)
   Commercial                                                        (14)          (12)           (5)          (93)           (2)
   Commercial real estate                                             (3)                                                     (3)
   Other                                                              (2)           (1)           (1)           (1)           (2)
------------------------------------------------------------------------------------------------------------------------------------
      Total net charge-offs                                          (29)          (24)          (78)         (180)          (88)
Provision for credit losses                                           30            25            78           115            45
(Divestitures) acquisitions                                                                      (81)            2
------------------------------------------------------------------------------------------------------------------------------------
   Ending balance                                                   $674          $673          $672          $753          $816
====================================================================================================================================


NONPERFORMING ASSETS
                                                                September 30    June 30       March 31    December 31   September 30
Period ended - in millions                                          1999          1999         1999          1998          1998
-----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                       $222          $197          $184          $188          $148
   Commercial real estate                                             32            42            45            50            73
   Residential mortgage                                               57            57            58            51            56
   Consumer                                                            3             4             4             6             5
-----------------------------------------------------------------------------------------------------------------------------------
      Total nonaccrual loans                                         314           300           291           295           282
Foreclosed and other assets
   Commercial real estate                                             10            12            13            15            20
   Residential mortgage                                               14            12            15            17            18
   Other                                                              23             9             9             5             9
-----------------------------------------------------------------------------------------------------------------------------------
      Total foreclosed and other assets                               47            33            37            37            47
-----------------------------------------------------------------------------------------------------------------------------------
      Total nonperforming assets                                    $361          $333          $328          $332          $329
====================================================================================================================================